Exhibit 99.1

ITT EDUCATIONAL SERVICES, INC. REPORTS 2010 SECOND QUARTER RESULTS

CARMEL, IN, July 22, 2010—ITT Educational Services, Inc. (NYSE:  ESI), a leading provider of technology-oriented postsecondary degree programs, today reported that new student enrollment in the second quarter of 2010 increased 10.1% to 21,673 compared to 19,692 in the same period in 2009.  Total student enrollment increased 21.2% to 84,695 as of June 30, 2010 compared to 69,889 as of June 30, 2009.

The company provided the following information for the three and six months ended June 30, 2010 and 2009:

Financial and Operating Data for the Three Months Ended June 30th, Unless Otherwise Indicated
(Dollars in millions, except per share and per student data)

					Increase/
	2010		2009	(A)	(Decrease)

Revenue	$401.8		$317.1		26.7%
Operating Income	$157.1		$115.9		35.5%
Operating Margin	39.1%		36.6%		250 basis points
Net Income	$96.0		$71.1		35.1%
Earnings Per Share (diluted)	$2.78		$1.85		50.3%
New Student Enrollment	21,673		19,692		10.1%
Continuing Students	63,022		50,197		25.5%
Total Student Enrollment as of June 30th	84,695		69,889		21.2%
Persistence Rate as of June 30th (B)	74.5%		75.3%		(80) basis points
Revenue Per Student	$4,753		$4,833		(1.7)%
Cash and Cash Equivalents, Restricted Cash and
Investments as of June 30th	$280.1		$284.8		(1.6)%
Bad Debt Expense as a Percentage of Revenue	5.7%		5.9%		(20) basis points
Days Sales Outstanding as of June 30th	22.3 days		20.0 days		2.3 days
Deferred Revenue as of June 30th	$197.1		$126.9		55.4%
Debt as of June 30th	$150.0		$150.0
Weighted Average Diluted Shares of Common Stock Outstanding	34,525,000		38,425,000
Shares of Common Stock Repurchased	1,000,000	(C)	622,200	(D)
Land and Building Purchases and Renovations	$1.8	(E)	$0.8	(F)	125.4%
Number of New Colleges in Operation	2		1	(G)
Capital Expenditures, Net	$7.2		$7.4		(2.1)%

Financial and Operating Data for the Six Months Ended June 30th
(Dollars in millions, except per share and per student data)
	2010		2009	(A)	Increase/ (Decrease)

Revenue	$785.8		$605.2		29.8%
Operating Income	$299.7		$214.4		39.8%
Operating Margin	38.1%		35.4%		270 basis points
Net Income	$183.5		$132.0		39.0%
Earnings Per Share (diluted)	$5.24		$3.41		53.7%
Bad Debt Expense as a Percentage of Revenue	5.8%		5.4%		40 basis points
Revenue Per Student	$9,507		$9,480		0.3%
Weighted Average Diluted Shares of Common Stock Outstanding	35,010,000		38,742,000
Shares of Common Stock Repurchased	1,952,500	(H)	1,150,033	(I)
Land and Building Purchases and Renovations	$2.6	(J)	$1.9	(F)	40.0%
Number of New Colleges in Operation	4		2	(G)
Capital Expenditures, Net	$12.5		$12.0		4.4%
_____________

(A)	Financial data is adjusted from amounts reported in prior periods for the change in accounting for direct costs related to the enrollment of new students (“Direct Marketing Costs”).
(B)	Represents the number of Continuing Students in the academic term, divided by the Total Student Enrollment in the immediately preceding academic term.
(C)	For approximately $105.0 million or at an average price of $105.03 per share.
(D)	For approximately $60.0 million or at an average price of $96.39 per share.
(E)	Represents costs associated with renovating, expanding or constructing buildings at 13 of the company’s locations.
(F)	Represents costs associated with renovating, expanding or constructing buildings at 10 of the company’s locations, excluding all land and buildings of Daniel Webster College that the company acquired.
(G)	Excludes Daniel Webster College.
(H)	For approximately $200.1 million or at an average price of $102.46 per share.
(I)	For approximately $124.3 million or at an average price of $108.11 per share.
(J)	Represents costs associated with renovating, expanding or constructing buildings at 17 of the company’s locations.

Kevin M. Modany, Chairman and Chief Executive Officer of ITT/ESI, said, "We are very pleased with the solid financial and operating results in the second quarter of 2010 and congratulate our faculty, campus management and staff for their contributions to our institutions and unwavering commitment to our students’ success.  As a result of our performance in the first half of 2010, we are raising our 2010 internal goal for EPS from the range of $10.50 to $11.25 to a revised range of $11.00 to $11.35.”

Modany added, “The period for measuring the employment success of our 2009 graduates ended in the second quarter.  Approximately 73% of our 2009 employable graduates obtained employment in positions using skills taught in their programs of study by April 30, 2010 compared to 77% of our 2008 employable graduates by April 30, 2009.  The average annual salary reported by our 2009 employed graduates was approximately $31,600 compared to approximately $32,800 reported by our 2008 employed graduates.”

ITT Educational Services, Inc. will conduct a conference call with financial analysts to discuss its 2010 second quarter earnings at 11:00 am (ET) this morning.  The public is invited to listen to a live webcast of the conference call.  The webcast may be accessed by following the “Live Webcast” directions on ITT/ESI’s website at www.ittesi.com.

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based on the current expectations and beliefs of the company's management concerning future developments and their potential effect on the company. The company cannot assure you that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: business conditions and growth in the postsecondary education industry and in the general economy; changes in federal and state governmental laws and regulations with respect to education and accreditation standards, or the interpretation or enforcement thereof, including, but not limited to, the level of government funding for, and the company's eligibility to participate in, student financial aid programs utilized by the company's students; the company's failure to comply with the extensive education laws and regulations and accreditation standards that it is subject to; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of its campuses; the company's ability to implement its growth strategies; the company's failure to maintain or renew required regulatory authorizations or accreditation of its campuses; receptivity of students and employers to the company's existing program offerings and new curricula; loss of access by the company's students to lenders for education loans; the company's ability to collect internal student financing from its students; the company’s exposure under its guarantees related to private student loan programs; the company's ability to successfully defend litigation and other claims brought against it; and other risks and uncertainties detailed from time to time in the company's filings with the U.S. Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

FOR FURTHER INFORMATION:

COMPANY:                                                                                                     WEB SITE:
Lauren Littlefield, Manager of Communications                                        www.ittesi.com
(317) 706-9200

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	As of
	June 30, 2010	December 31, 2009	June 30, 2009 (a)
	(unaudited)		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$140,524	$128,788	$140,204
Short-term investments	139,486	143,407	144,500
Restricted cash	70	1,891	72
Accounts receivable, net	98,390	85,426	69,747
Deferred income taxes	17,141	13,799	14,132
Prepaid expenses and other current assets	16,671	17,651	15,978
Total current assets	412,282	390,962	384,633

Property and equipment, net	193,717	195,449	194,046
Deferred income taxes	12,237	6,416	9,976
Other assets	28,008	23,878	20,235
Total assets	$646,244	$616,705	$608,890

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$76,116	$61,275	$62,420
Accrued compensation and benefits	26,049	26,323	21,016
Other current liabilities	14,491	25,261	27,206
Deferred revenue	197,107	171,933	126,878
Total current liabilities	313,763	284,792	237,520

Long-term debt	150,000	150,000	150,000
Other liabilities	29,049	25,328	21,948
Total liabilities	492,812	460,120	409,468

Shareholders' equity:
Preferred stock, $.01 par value,
5,000,000 shares authorized, none issued	--	--	--
Common stock, $.01 par value,
300,000,000 shares authorized, 54,068,904 issued	541	541	541
Capital surplus	165,678	154,495	147,369
Retained earnings	1,182,204	1,006,903	842,488
Accumulated other comprehensive (loss)	(9,555)	(10,093)	(12,868)
Treasury stock, 20,478,818, 18,622,809 and 16,361,095
shares, at cost	(1,185,436)	(995,261)	(778,108)
Total shareholders' equity	153,432	156,585	199,422
Total liabilities and shareholders' equity	$646,244	$616,705	$608,890

_______________
(a)
 Amounts as of June 30, 2009 have been retrospectively adjusted from amounts reported in prior periods for the change in accounting for Direct Marketing Costs that was made in the fourth quarter of 2009.

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	(unaudited)		(unaudited)
	2010	2009 (a)	2010	2009 (a)

Revenue	$401,849	$317,140	$785,806	$605,173

Costs and expenses:
Cost of educational services	133,763	110,792	268,145	211,879
Student services and administrative expenses	110,954	90,413	217,914	178,872
Total costs and expenses	244,717	201,205	486,059	390,751

Operating income	157,132	115,935	299,747	214,422
Interest income	533	878	1,242	2,111
Interest (expense)	(514)	(208)	(934)	(402)
Income before provision for income taxes	157,151	116,605	300,055	216,131
Provision for income taxes	61,111	45,509	116,564	84,117

Net income	$96,040	$71,096	$183,491	$132,014

Earnings per share:
Basic	$2.82	$1.87	$5.31	$3.45
Diluted	$2.78	$1.85	$5.24	$3.41

Supplemental Data:
Cost of educational services	33.3%	34.9%	34.1%	35.0%
Student services and administrative expenses	27.6%	28.5%	27.7%	29.6%
Operating margin	39.1%	36.6%	38.1%	35.4%
Student enrollment at end of period	84,695	69,889	84,695	69,889
Campuses at end of period	125	108	125	108
Shares for earnings per share calculation:
Basic	34,081,000	37,981,000	34,552,000	38,268,000
Diluted	34,525,000	38,425,000	35,010,000	38,742,000

Effective tax rate	38.9%	39.0%	38.8%	38.9%

________________
(a)
 Amounts for the three and six months ended June 30, 2009 have been retrospectively adjusted from amounts reported in prior periods for the change in accounting for Direct Marketing Costs that was made in the fourth quarter of 2009.

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	(unaudited)		(unaudited)
	2010	2009 (a)	2010	2009 (a)
Cash flows from operating activities:
Net income	$96,040	$71,096	$183,491	$132,014
Adjustments to reconcile net income to net cash flows
from operating activities:
Depreciation and amortization	6,724	6,156	13,482	11,928
Provision for doubtful accounts	23,034	18,620	45,799	32,829
Deferred income taxes	(6,485)	(3,303)	(9,463)	(4,992)
Excess tax benefit from stock option exercises	(1,019)	(94)	(1,940)	(3,887)
Stock-based compensation expense	4,186	3,173	8,999	7,356
Other	334	(557)	490	(422)
Changes in operating assets and liabilities, net of acquisition:
Restricted cash	5,228	(1,808)	1,821	8,324
Accounts receivable	(33,134)	(36,057)	(58,763)	(72,000)
Accounts payable	7,642	(2,787)	14,841	6,056
Other operating assets and liabilities	(20,711)	(25,122)	22,340	2,508
Deferred revenue	5,312	(7,887)	25,174	(36,956)
Net cash flows from operating activities	87,151	21,430	246,271	82,758

Cash flows from investing activities:
Facility expenditures and land purchases	(1,754)	(778)	(2,593)	(1,852)
Capital expenditures, net	(7,241)	(7,398)	(12,539)	(12,006)
Acquisition of college, net of cash acquired	--	(20,792)	--	(20,792)
Proceeds from sales and maturities of investments and notes	115,128	36,791	199,826	85,389
Purchase of investments and notes	(115,602)	(48,969)	(222,774)	(104,739)
Net cash flows from investing activities	(9,469)	(41,146)	(38,080)	(54,000)

Cash flows from financing activities:
Excess tax benefit from stock option exercises	1,019	94	1,940	3,887
Proceeds from exercise of stock options	1,594	171	2,620	5,994
Repurchase of common stock and shares tendered for taxes	(105,315)	(59,987)	(201,015)	(124,690)
Net cash flows from financing activities	(102,702)	(59,722)	(196,455)	(114,809)

Net change in cash and cash equivalents	(25,020)	(79,438)	11,736	(86,051)

Cash and cash equivalents at beginning of period	165,544	219,642	128,788	226,255

Cash and cash equivalents at end of period	$140,524	$140,204	$140,524	$140,204
_________________
(a)
 Amounts for the three and six months ended June 30, 2009 have been retrospectively adjusted from amounts reported in prior periods for the change in accounting for Direct Marketing Costs that was made in the fourth quarter of 2009.